EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-104233 on Form S-4 of Bank of Granite Corporation of our report dated January 24, 2003, appearing in the Annual Report on Form 10-K of Bank of Granite Corporation for the year ended December 31, 2002, and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

Hickory, North Carolina
May 15, 2003